(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Mutual Funds

We consent to the use of our reports dated December 19, 2013, incorporated herein by reference, for ING Emerging Markets Equity Fund, ING Emerging Markets Equity Dividend Fund, ING Global Bond Fund, ING Global Equity Dividend Fund, ING Global Natural Resources Fund, ING Global Opportunities Fund, ING Global Real Estate Fund, ING International Core Fund, ING International Real Estate Fund, ING International Small Cap Fund, ING International Value Equity Fund, ING Multi-Manager International Equity Fund (formerly, ING International Growth Fund), ING Russia Fund, ING Diversified Emerging Markets Debt Fund, ING Diversified International Fund, and ING Global Perspectives Fund, each a series of ING Mutual Funds, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Boston, Massachusetts

February 26, 2014